EXHIBIT 99.2

BLACK STONE MINERALS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On November 22, 2017, Black Stone Minerals Company, L.P. (“BSMC”), a Delaware limited partnership and wholly owned subsidiary of Black Stone Minerals, L.P. (the “Partnership”), a Delaware limited partnership, entered into a Purchase and Sale Agreement by and among Noble Energy Inc., a Delaware corporation (“Noble”), Noble Energy Wyco, LLC, a Delaware limited liability company (“Wyco”), and Rosetta Resources Operating LP, a Delaware limited partnership (“Rosetta” and together with Noble and Wyco, the "Asset Sellers”), and Noble Energy US Holdings, LLC, a Delaware limited liability company (“Noble Holdings”) pursuant to which, on November 28, 2017 (the “Closing Date”), BSMC purchased (i) all of the Asset Sellers' respective right, title, and interest in and to certain fee mineral interests and other non-cost-bearing royalty interests, and (ii) one hundred percent (100%) of the issued and outstanding securities of Samedan Royalty, LLC, a Delaware limited liability company, from Noble Holdings (such acquisition described in (i) and (ii) above, the “Noble Acquisition”).

The purchase price for the Noble Acquisition was approximately $335 million in cash after purchase price adjustments. To fund the purchase price, the Partnership used (i) the approximate $300 million proceeds from the Private Placement (as defined below) and (ii) approximately $35 million from borrowings under its revolving credit facility.

On November 22, 2017, the Partnership entered into a Series B Preferred Unit Purchase Agreement (the "Preferred Purchase Agreement") with Mineral Royalties One, L.L.C., a Delaware limited liability company and affiliate of The Carlyle Group (the “Purchaser”). Pursuant to the Preferred Purchase Agreement, on the Closing Date, the Partnership issued and sold in a private placement (the “Private Placement”) 14,711,219 Series B Cumulative Convertible Preferred Units representing limited partner interests in the Partnership (the “Series B Preferred Units”) to the Purchaser for a cash purchase price of $20.3926 per Series B Preferred Unit, resulting in proceeds to the Partnership of approximately $300 million. The closing of the Private Placement was subject to customary closing conditions, including the concurrent closing of the Noble Acquisition.

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of the Partnership, adjusted to reflect the Noble Acquisition.

The unaudited pro forma combined financial information gives effect to the Noble Acquisition, as well as the issuance of the Series B Preferred Units and borrowings under the Partnership's revolving credit facility, both of which were used to fund the acquisition.

The unaudited pro forma combined balance sheet as of September 30, 2017 is derived from the unaudited consolidated balance sheet of the Partnership as of September 30, 2017, and gives effect to the Noble Acquisition as if it had occurred on September 30, 2017.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2017 is based on the unaudited consolidated statement of operations of the Partnership for the nine months ended September 30, 2017. The unaudited pro forma combined statement of operations for the year ended December 31, 2016 is based on the audited consolidated statement of operations of the Partnership for the year ended December 31, 2016. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 have been adjusted to reflect the Noble Acquisition and related transactions as if they had occurred on January 1, 2016.

The unaudited pro forma financial information is for informational purposes only and is not intended to represent or be indicative of the combined financial position or results of operations that the Partnership would have reported had the Noble Acquisition been completed as of the dates set forth in this unaudited pro forma financial information and should not be taken as indicative of the Partnership's future performance for reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma combined financial information and actual results.

The unaudited pro forma combined financial information should be read in conjunction with the audited consolidated financial statements and notes thereto contained in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2016, the unaudited consolidated financial statements contained in the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and the audited statement of revenues and direct operating expenses and the notes thereto of the Noble Assets as filed herewith by the Partnership with the Securities and Exchange Commission.

BLACK STONE MINERALS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2017
(in thousands)

	Partnership	Pro Forma		Partnership
	Historical	Adjustments		Pro Forma
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,911	$299,750	(a)	$308,661
		35,000	(b)	35,000
		(334,543)	(c)	(334,543)
Accounts receivable	68,895	—		68,895
Commodity derivative assets	4,724	—		4,724
Prepaid expenses and other current assets	1,269	—		1,269
TOTAL CURRENT ASSETS	83,799	207		84,006
PROPERTY AND EQUIPMENT
Oil and natural gas properties, at cost, using the successful efforts method of accounting, includes unproved properties of $731,978 at September 30, 2017 and $993,368 pro forma at September 30, 2017	2,892,447	334,543	(c)	3,226,990
Accumulated depreciation, depletion, amortization, and impairment	(1,736,695)	—		(1,736,695)
Oil and natural gas properties, net	1,155,752	334,543		1,490,295
Other property and equipment, net of accumulated depreciation of $14,384	519	—		519
NET PROPERTY AND EQUIPMENT	1,156,271	334,543		1,490,814
DEFERRED CHARGES AND OTHER LONG-TERM ASSETS	6,000	—		6,000
TOTAL ASSETS	$1,246,070	$334,750		$1,580,820
LIABILITIES, MEZZANINE EQUITY AND EQUITY
CURRENT LIABILITIES
Accounts payable	$3,659	$—		$3,659
Accrued liabilities	38,336	—		38,336
Other current liabilities	302	—		302
TOTAL CURRENT LIABILITIES	42,297	—		42,297
LONG-TERM LIABILITIES
Credit facility	362,000	35,000	(b)	397,000
Accrued incentive compensation	2,883	—		2,883
Asset retirement obligations	13,909	—		13,909
Other long-term liability	6,592	—		6,592
TOTAL LIABILITIES	427,681	35,000		462,681
COMMITMENTS AND CONTINGENCIES
MEZZANINE EQUITY
Partners' equity - Series A convertible redeemable preferred units, 26 units outstanding at September 30, 2017	27,092	—		27,092
Partners' equity - Series B cumulative convertible preferred units, 14,711 pro forma units outstanding at September 30, 2017	—	299,750	(a)	299,750
EQUITY
Partners' equity - general partner interest	—	—		—
Partners' equity - common units, 103,324 units outstanding at September 30, 2017	608,998	—		608,998
Partners' equity - subordinated units, 95,388 units outstanding at September 30, 2017	181,395	—		181,395
Noncontrolling interests	904	—		904
TOTAL EQUITY	791,297	—		791,297
TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY	$1,246,070	$334,750		$1,580,820

See accompanying notes to unaudited combined pro forma financial statements.

BLACK STONE MINERALS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED ENDED SEPTEMBER 30, 2017
(in thousands, except per unit amounts)

	Partnership	Pro Forma		Partnership
	Historical	Adjustments		Pro Forma
REVENUES
Oil and condensate sales	$119,097	$19,900	(d)	$138,997
Natural gas and natural gas liquids sales	142,651	8,314	(d)	150,965
Gain (loss) on commodity derivative instruments	35,387	—		35,387
Lease bonus and other income	37,082	619	(d)	37,701
TOTAL REVENUES	334,217	28,833		363,050
OPERATING (INCOME) EXPENSES
Lease operating expense	12,906	—		12,906
Production costs and ad valorem taxes	35,314	3,662	(d)	38,976
Exploration expense	616	—		616
Depreciation, depletion and amortization	84,483	7,807	(e)	92,290
Impairment of oil and natural gas properties	—	—		—
General and administrative	51,998	—		51,998
Accretion of asset retirement obligations	760	—		760
(Gain) loss on sale of assets, net	(931)	—		(931)
TOTAL OPERATING EXPENSES	185,146	11,469		196,615
INCOME FROM OPERATIONS	149,071	17,364		166,435
OTHER INCOME (EXPENSES)
Interest and investment income	30	—		30
Interest expense	(11,660)	(980)	(f)	(12,640)
Other income	352	—		352
TOTAL OTHER EXPENSES	(11,278)	(980)		(12,258)
NET INCOME	137,793	16,384		154,177
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	27	—		27
DISTRIBUTIONS ON REDEEMABLE PREFERRED UNITS	(2,452)	—		(2,452)
DISTRIBUTIONS ON CUMULATIVE CONVERTIBLE PREFERRED UNITS	—	(15,750)	(g)	(15,750)
NET INCOME (LOSS) ATTRIBUTABLE TO THE GENERAL PARTNER AND COMMON AND SUBORDINATED UNITS	$135,368	$634		$136,002
ALLOCATION OF NET INCOME (LOSS):
General partner interest	$—			$—
Common units	83,989			84,322
Subordinated units	51,379			51,680
	$135,368			$136,002
NET INCOME (LOSS) ATTRIBUTABLE TO LIMITED PARTNERS PER COMMON AND SUBORDINATED UNIT:
Per common unit (basic)	$0.86			$0.86
Weighted average common units outstanding (basic)	97,777			97,777
Per subordinated unit (basic)	$0.54			$0.54
Weighted average subordinated units outstanding (basic)	95,269			95,269
Per common unit (diluted)	$0.86			$0.86	(h)
Weighted average common units outstanding (diluted)	97,777			97,777
Per subordinated unit (diluted)	$0.54			$0.54
Weighted average subordinated units outstanding (diluted)	95,269			95,269
DISTRIBUTIONS DECLARED AND PAID:
Per common unit	$0.8875			$0.8875
Per subordinated unit	$0.5763			$0.5763

See accompanying notes to unaudited combined pro forma financial statements.

BLACK STONE MINERALS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2016
(in thousands, except per unit amounts)

	Partnership	Pro Forma		Partnership
	Historical	Adjustments		Pro Forma
REVENUES
Oil and condensate sales	$142,382	$19,124	(d)	$161,506
Natural gas and natural gas liquids sales	122,836	8,070	(d)	130,906
Gain (loss) on commodity derivative instruments	(36,464)	—		(36,464)
Lease bonus and other income	32,079	745	(d)	32,824
TOTAL REVENUES	260,833	27,939		288,772
OPERATING (INCOME) EXPENSES
Lease operating expense	18,755			18,755
Production costs and ad valorem taxes	35,464	3,674	(d)	39,138
Exploration expense	645	—		645
Depreciation, depletion and amortization	102,487	10,282	(e)	112,769
Impairment of oil and natural gas properties	6,775	—		6,775
General and administrative	73,139	—		73,139
Accretion of asset retirement obligations	892	—		892
(Gain) loss on sale of assets, net	(4,793)	—		(4,793)
TOTAL OPERATING EXPENSES	233,364	13,956		247,320
INCOME FROM OPERATIONS	27,469	13,983		41,452
OTHER INCOME (EXPENSES)
Interest and investment income	656	—		656
Interest expense	(7,547)	(907)	(f)	(8,454)
Other income	(390)	—		(390)
TOTAL OTHER EXPENSES	(7,281)	(907)		(8,188)
NET INCOME	20,188	13,076		33,264
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	12	—		12
DISTRIBUTIONS ON REDEEMABLE PREFERRED UNITS	(5,763)			(5,763)
DISTRIBUTIONS ON CUMULATIVE CONVERTIBLE PREFERRED UNITS	—	(21,000)	(g)	(21,000)
NET INCOME (LOSS) ATTRIBUTABLE TO THE GENERAL PARTNER AND COMMON AND SUBORDINATED UNITS	$14,437	$(7,924)		$6,513
ALLOCATION OF NET INCOME (LOSS):
General partner interest	$—			$—
Common units	24,669			20,696
Subordinated units	(10,232)			(14,183)
	$14,437			$6,513
NET INCOME (LOSS) ATTRIBUTABLE TO LIMITED PARTNERS PER COMMON AND SUBORDINATED UNIT:
Per common unit (basic)	$0.26			$0.22
Weighted average common units outstanding (basic)	96,073			96,073
Per subordinated unit (basic)	$(0.11)			$(0.15)
Weighted average subordinated units outstanding (basic)	95,138			95,138
Per common unit (diluted)	$0.26			$0.22	(i)
Weighted average common units outstanding (diluted)	96,243			96,243
Per subordinated unit (diluted)	$(0.11)			$(0.15)
Weighted average subordinated units outstanding (diluted)	95,138			95,138
DISTRIBUTIONS DECLARED AND PAID:
Per common unit	$1.1000			$1.1000
Per subordinated unit	$0.7350			$0.7350

See accompanying notes to unaudited combined pro forma financial statements.

NOTE 1 — Basis of Presentation
On November 29, 2017, Black Stone Minerals, L.P. (the “Partnership” or "BSM"), a Delaware limited partnership, filed a Current Report on Form 8-K announcing that Black Stone Minerals Company, L.P. (“BSMC”), a Delaware limited partnership and wholly owned subsidiary of the Partnership had entered into a Purchase and Sale Agreement by and among Noble Energy Inc., a Delaware corporation (“Noble”), Noble Energy Wyco, LLC, a Delaware limited liability company (“Wyco”), and Rosetta Resources Operating LP, a Delaware limited partnership (“Rosetta” and together with Noble and Wyco, the “Asset Sellers”), and Noble Energy US Holdings, LLC, a Delaware limited liability company (“Noble Holdings") pursuant to which, on November 28, 2017 (the “Closing Date”), BSMC (i) purchased all of the Asset Sellers’ respective right, title, and interest in and to certain fee mineral interests and other non-cost-bearing royalty interests and (ii) purchased one hundred percent (100%) of the issued and outstanding securities of Samedan Royalty, LLC, a Delaware limited liability company ("Samedan"), from Noble Holdings (such acquisition described in (i) and (ii) above, the “Noble Acquisition”). The fee mineral interests and other non-cost bearing royalty interests acquired in the Noble Acquisition, including the interests owned by Samedan, are referred to herein as the "Noble Assets." The Noble Assets include approximately 1.1 million gross (140,000 net) mineral acres, 380,000 gross acres of non-participating royalty interests, and 600,000 gross acres of overriding royalty interests collectively spread over 20 states with significant concentrations in Texas, Oklahoma, and North Dakota. The purchase price for the Noble Acquisition was approximately $335 million in cash. To fund the purchase price, the Partnership used (i) the approximate $300 million proceeds from the Private Placement (as defined below) and (ii) approximately $35 million from borrowings under its revolving credit facility.
On November 22, 2017, the Partnership entered into a Series B Preferred Unit Purchase Agreement (the "Preferred Purchase Agreement") with Mineral Royalties One, L.L.C., a Delaware limited liability company and affiliate of The Carlyle Group (the “Purchaser”). Pursuant to the Preferred Purchase Agreement, on the Closing Date, the Partnership issued and sold in a private placement (the “Private Placement”) 14,711,219 Series B Cumulative Convertible Preferred Units representing limited partner interests in the Partnership (the “Series B Preferred Units”) to the Purchaser for a cash purchase price of $20.3926 per Series B Preferred Unit, resulting in proceeds to the Partnership of approximately $300 million. The closing of the Private Placement was subject to customary closing conditions, including the concurrent closing of the Noble Acquisition. Proceeds from the Private Placement were used to partially fund the Noble Acquisition.

NOTE 2 — Pro Forma Adjustments and Assumptions

The financial statements included in this report present a pro forma balance sheet and pro forma results of operations reflecting the pro forma effect of the transactions, discussed in detail above, entered into by the Partnership.

The related pro forma adjustments are described below. In the opinion of BSM's management, all adjustments have been made that are necessary to present the pro forma financial statements in accordance with the Securities and Exchange Commission's (the "SEC") Regulation S-X.

The unaudited pro forma balance sheet and statements of operations are presented for illustrative purposes only, and do not purport to be indicative of the financial position or results of operations that would actually have occurred if the Noble Acquisition had occurred as of the dates set forth in this unaudited pro forma information. In addition, future results may vary significantly from the results reflected in such statements due to factors described in "Risk Factors" included in BSM's Annual Report on Form 10-K for the year ended December 31, 2016 and elsewhere in BSM's reports and filings with the SEC. The unaudited pro forma balance sheet and statements of operations should be read in conjunction with BSM's historical consolidated financial statements and the notes thereto included in BSM's Annual Reports on Form 10-K for the year ended December 31, 2016 and on BSM's Quarterly Reports on Form 10-Q for the quarters ended September 30, 2017, June 30, 2017 and March 31, 2017.

The pro forma statements should also be read in conjunction with the historical statements of revenues and direct operating expenses and the notes thereto of the Noble Assets reflected therein as filed herewith by BSM with the SEC.

The unaudited pro forma financial statements reflect the following adjustments:

(a)	To record the partial financing of the Noble Acquisition with proceeds from the issuance of the Series B Preferred Units, net of related expenses.

(b)	To record the remaining financing of the Noble Acquisition with borrowings under our revolving credit facility.

(c)	To record the preliminary purchase accounting assigned to the Noble Assets, subject to change. The fair value of the Noble Assets, funded with approximately $335 million in cash, is described below:

Noble Acquisition
(in thousands)
Oil and natural gas properties
Proved	$73,153
Unproved	261,390
Net assets acquired	$334,543

(d)
To reflect the historical revenues and direct operating expenses related to the Noble Assets, which also reflects a reclass of approximately $2.1 million and approximately $1.5 million for the nine months ended September 30, 2017 and the year ended December 31, 2016, respectively, related to natural gas liquids revenue in order to conform the presentation to be consistent with the Partnership's presentation of such revenues within the Natural gas and natural gas liquids line item in its historical statements of operations for the same periods.

(e)	To reflect depreciation, depletion, and amortization attributable to the Noble Assets.

(f)	To reflect additional interest expense associated with the $35 million in additional borrowings under our revolving credit facility.

(g)
To record the quarterly distribution at 7% per annum on 14,711,219 Series B Preferred Units with a face amount of $20.3926 per unit issued in connection with the Noble Acquisition. Distributions were calculated based on the number of days included in the nine months ended September 30, 2017 and the year ended December 31, 2016, based on a 360 day count.

(h)
The Partnership uses the two-class method for both the basic and diluted earnings per unit calculations. For the nine months ended September 30, 2017, 15.8 million common units and 1.4 million subordinated units were excluded in the calculations of diluted earnings per unit due to their antidilutive effect under the if-converted method, inclusive of the 14.7 million Series B Preferred Units, which are only convertible into common units of the Partnership, and thus would have no impact to diluted earnings per subordinated unit.

(i)
The Partnership uses the two-class method for both the basic and diluted earnings per unit calculations. For the year ended December 31, 2016, 16.7 million common units and 2.4 million subordinated units were excluded in the calculations of diluted earnings per unit due to their antidilutive effect under the if-converted method, inclusive of the 14.7 million Series B Preferred Units, which are only convertible into common units of the Partnership, and thus would have no impact to diluted earnings per subordinated unit.

NOTE 3 — Supplemental Oil and Natural Gas Information

Oil and Natural Gas Reserves

The following table sets forth certain unaudited pro forma information concerning the Partnership's pro forma combined estimated net proved oil and natural gas reserves as of December 31, 2015 and 2016, after giving effect to the Noble Acquisition as if it occurred on January 1, 2016. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact:

	Crude Oil (MBbl)
	Partnership Historical	Noble Acquisition	Partnership Pro Forma
Net proved reserves at December 31, 2015	15,842	1,450	17,292
Revisions of previous estimates	3,007	2,986	5,993
Purchases of minerals in place	1,322	—	1,322
Extensions, discoveries, and other additions	1,877	—	1,877
Production	(3,680)	(600)	(4,280)
Net proved reserves at December 31, 2016	18,368	3,836	22,204
Net Proved Developed Reserves
December 31, 2015	15,497	1,450	16,947
December 31, 2016	18,150	3,836	21,986
Net Proved Undeveloped Reserves
December 31, 2015	345	—	345
December 31, 2016	218	—	218

	Natural Gas (MMcf)
	Partnership Historical (1)	Noble Acquisition	Partnership Pro Forma
Net proved reserves at December 31, 2015	203,675	12,434	216,109
Revisions of previous estimates	29,024	12,855	41,879
Purchases of minerals in place	5,683	—	5,683
Extensions, discoveries, and other additions	79,455	—	79,455
Production	(47,498)	(2,589)	(50,087)
Net proved reserves at December 31, 2016	270,339	22,700	293,039
Net Proved Developed Reserves
December 31, 2015	174,555	12,434	186,989
December 31, 2016	223,057	22,700	245,757
Net Proved Undeveloped Reserves
December 31, 2015	29,120	—	29,120
December 31, 2016	47,282	—	47,282

(1)
As a mineral-and-royalty interest owner, BSM is often provided insufficient and inconsistent data by its operators related to NGLs. As a result, BSM is unable to reliably determine the total volumes of NGLs associated with the production of natural gas on its acreage. As such, the realized prices for natural gas account for all value attributable to NGLs. The oil and condensate production volumes and natural gas production volumes do not include NGL volumes.

Standardized Measure of Discounted Future Net Cash Flows

Summarized in the following tables is information for BSM's standardized measure of discounted cash flows relating to proved reserves as of December 31, 2016. Future cash flows are computed by applying the 12-month unweighted first-day-of-the-month average price for the year ended December 31, 2016 to the year-end quantity of proved reserves. Natural gas prices are also adjusted to account for NGL revenue since there is not sufficient data to account for NGL volumes separately in the Partnership's historical reserve estimates presented herein, and thus such estimates exclude NGL quantities and the realized prices for natural gas account for all value attributable to NGLs. Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions. Federal income taxes have not been deducted from future production revenues in the calculation of standardized measure as each partner is separately taxed on their share of BSM's taxable income. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair value. Reference is made to BSM's Annual Report on Form 10-K for the year ended December 31, 2016 as well as to the historical statements of revenues and direct operating expenses of certain oil and natural gas properties for the Noble Acquisition for a discussion of the assumptions used in preparing the information presented.

	Year Ended December 31, 2016
	Partnership Historical	Noble Acquisition	Partnership Pro Forma
	(In thousands)
Future cash inflows	$1,267,179	$189,072	$1,456,251
Future production costs	(193,749)	(16,337)	(210,086)
Future development costs	(36,509)	—	(36,509)
Future income tax expense	(3,516)	—	(3,516)
Future net cash flows (undiscounted)	1,033,405	172,735	1,206,140
Annual discount 10% for estimated timing	(430,390)	(77,326)	(507,716)
Total	$603,015	$95,409	$698,424

The following summarizes the principal sources of change in the standardized measure of discounted future net cash flows:

	Year Ended December 31, 2016
	Partnership Historical	Noble Acquisition	Partnership Pro Forma
	(In thousands)
Standardized measure, beginning of year	$554,972	$45,344	$600,316
Sales, net of production costs	(210,354)	(23,520)	(233,874)
Net changes in prices and production costs related to future production	(81,456)	(2,310)	(83,766)
Extensions, discoveries and improved recovery, net of future production and development costs	86,606	—	86,606
Previously estimated development costs incurred during the period	28,909	—	28,909
Revisions of estimated future development costs	—	—	—
Revisions of previous quantity estimates, net of related costs	147,507	71,361	218,868
Accretion of discount	55,662	4,534	60,196
Purchases of reserves in place, less related costs	34,751	—	34,751
Other	(13,582)	—	(13,582)
Net increase (decrease) in standardized measures	48,043	50,065	98,108
Standardized measure, end of year	$603,015	$95,409	$698,424

The data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on a significant amount of estimates and assumptions. The required projection of production and related expenditures over time requires further estimates with respect to pipeline availability, rates of demand and governmental control. Actual future prices and costs are likely to be substantially different from historical prices and costs utilized in the computation of reported amounts. Any analysis or evaluation of the reported amounts should give specific recognition to the computational methods utilized and the limitations inherent therein.